OTR EXPRESS, INC.
                CARRIER/SHIPPER TRANSPORTATION CONTRACT
                           (Revised 8-20-99)



THIS CONTRACT, made this   day of    by and between       (Shipper) and
OTR Express, Inc. (Carrier) for the transportation of specified goods in accordance with the following conditions:

                              WITNESSETH:

   WHEREAS, Carrier is a motor vehicle contract carrier in interstate commerce, holding Interstate Commerce Commission operating authority in Docket MC-181996; and

   WHEREAS, Shipper desires to engage the services of Carrier for the transportation of Shipper's goods in interstate commerce between points within Carrier's ICC authorized licenses;

   NOW, THEREFORE, in consideration of the following mutual covenants, the Shipper and Carrier agree as follows:

   1. BILATERAL COMMITMENT: Shipper shall tender to Carrier and Carrier shall transport a series of shipments between points designated by Shipper. Carrier shall advise Shipper if it is unable to supply transportation service within the time requested by Shipper in which case Shipper may arrange other transportation. Carrier shall use its best efforts to transport shipments tendered by Shipper in a timely fashion.

   2. DISTINCT NEEDS: Carrier shall provide service to meet the unique, distinct needs of the Shipper which shall include but not be limited to team service, driver loading/unloading, overnight delivery, stops in transit, drop trailers, detention, weekend/holiday shipments and dedication of equipment.

   3. COMMON CARRIER RATES: Rates offered by Carrier under its common authority in individual or bureau tariffs do not apply to shipments tendered to Carrier by Shipper under this agreement.

   4. RATES AND CHARGES: Shipper shall pay Carrier for the transportation services described herein at the rates and subject to the rules set forth in Appendix A or agreements/modifications later written between the parties which shall be deemed as additional appendices to this contract.

   5. INDEMNIFICATION: Carrier shall furnish tractors and trailers to transport the goods tendered hereunder and to assume all costs and liabilities incident to the transportation of such goods and shall indemnify and hold the Shipper harmless from any costs and liabilities except those caused solely by acts of the Shipper, its employees or agents.

   6. C.O.D. SHIPMENTS: In the absence of advance notification by Shipper and written acceptance by Carrier, no C.O.D. shipments will be tendered by Shipper.


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7. INSURANCE: Carrier shall maintain public liability insurance with a single limit of not less than $1,000,000. Carrier shall maintain cargo insurance against Carrier's liabilities for loss or damage to goods shipped pursuant to this Contract with a limit of $500,000 per truckload which shall be carrier's maximum liability. For those shipments valued in excess of $500,000 Carrier shall not be liable to pay for a greater proportion of liability for loss or damage than $500,000 bears to 100% of the value of the goods. Carrier's insurance shall be primary insurance irrespective of any other insurance carried by Shipper in effect at the time of loss.


   8. CLAIMS: All loss and damage claims and any salvage arising therefrom shall be handled and processed in accordance with the regulations of ICC as published in the Code of Federal Regulations (49 C.F.R. 1005).

   9. COLLECTION FEE: If Shipper's account should necessitate outside collection action, Carrier reserves the right to add collection costs, finance charges, court costs and/or legal fees to the invoice amounts.

   10. DURATION: This Contract shall continue for a period of (1) year and shall be renewed automatically for the duration of an additional year but either party shall have the right to cancel this Contract upon 30 days prior notice to the other party.

   11. PAYMENT TERMS: Net/30 Days from date of invoice.


   IN WITNESS WHEREOF, the parties hereto have executed this Contract in duplicate the date above first written.

OTR Express, Inc                         The Moore Company
(Carrier)                                (Shipper)

By                                       By

Title Director of Sales                  Title
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                            OTR Express, Inc.
                      804 North Meadowbrook Drive
                             P.O. Box 2819
                         Olathe, KS 66063-0819

APPENDIX C TO "CARRIER/SHIPPER TRANSPORTATION CONTRACT" or if OTR Express is operating as a common carrier because no contract exists between Shipper and OTR Express, the following shall be the applicable rates, rules & charges.

Customer:                                   Effective Date:

SCHEDULE OF RATES:   (Refer to Appendix A)

                     RULES AND ACCESSORY CHARGES:
Mileage Calculations:   Obtained from Rand-McNally - TDM MileMaker PC
version of HHG Carrier's Bureau Mileage Guide #17 and subsequent versions thereof. Quoted mileage's may change without notice upon adoption of subsequent versions.

Driver Loading/Unloading Charges:    $85 minimum or all lumper charges.
$25 if driver uses a pallet jack only.

Stop Off Charges:       The charge for each pick-up and drop-off to
partially load and unload, exclusive of stops at point of origin and destination is $65 for the first, $75 for the second, and $90 for the third and each stop thereafter.

Minimum Charge:      $585 per shipment, exclusive of accessory charges.
$300 min charge for shipments that final within a 75 mile radius of KC,Mo; LA,Ca & SF,Ca or for shipments that originate in the state of Florida.

Excess Value:      Carrier's maximum cargo liability per shipment is
$500,000. For those shipments valued in excess of $500,000, Carrier is not liable to pay for a greater proportion of liability for loss or damage than $500,000 bears to 100% of the value of the goods.

Truck Ordered But Not Used:       $150 minimum/$400 maximum if within 6
hours of loading appointment. $1.25 per mile on all miles driven to position for load.

Detention:    With Power:           No charge for the first 2 (two) hrs,
$50/hr thereafter.
      Without Power:     $75 per day, per trailer.
Fuel Surcharge:    Refer to Appendix D
Pallet Exchange:    $8 per pallet
Team Service Required:    $125.00 minimum.  Additional  $.05 mile for all
miles over 1250 miles.

Reconsignment: Carrier is not obligated to divert/reconsign a shipment after commencing pick-up but will do so on a best effort basis subject to a $100 reconsignment fee. Additional miles shall be paid at the same per mile rate provided the final destination city does not change. If it does change, the rate per mile may change based on Carrier's prevailing rates.

C.O.D. Shipment:    $75. Advance customer  notification & written carrier
acceptance required.

Hazardous Material Loads:   $.05 per mile for any shipment containing
product deemed by the EPA/DOT to be hazardous and requiring hazardous material placards affixed to the truck.

Canadian Pick-ups & Deliveries:     $.70 per mile for all miles in excess
of a 125 mile radius of Vancouver,BC;  Detroit and Toronto, ON.

Transportation In-Bond:     $100, plus $65, $75 or $90 applicable stop off
charge plus any additional miles at applicable rate if Carrier is required to stop at a custom's office en-route.

New York City Deliveries:   $200 for loads finaling in NYC, including Long
Island and the five boroughs.

Note:    All Accessorial charges listed are applicable unless otherwise specified in customer contract or appendix  to this tariff.
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                             OTR Express, Inc.
                              Olathe, Kansas
                   Appendix D  Fuel Surcharge Program


Fuel Surcharge shall be assessed as follows:

1. Fuel surcharges shall be applied on a per mile basis using the current Rand McNally Milemaker mileage guide.

2. Fuel surcharge amounts are exclusive of any minimum or flat rate linehaul charges.

3. Fuel surcharge amounts will be separated and shown as an individual line item on carrier's invoice.

4. Fuel surcharge will be indexed based on the national on-highway diesel fuel price as reported by the Department of Energy's (DOE)
Energy Information Administration ("DOE index").

5. A fuel surcharge will be initiated when the DOE index reaches a level of $1.1375 per gallon and will continue until it falls below this baseline.

          Calculated as follows:

      ( DOE index - $1.11 )  /  5.5 miles per gallon

   = FSC amount per mile (rounded to nearest whole cent).

6. Changes in the fuel surcharge amount shall become effective the Sunday following the announcement by the DOE of the latest weekly national fuel index. Updates occur each Monday, unless a holiday, and may be accessed by calling 202/586-6966.

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